N-VIRO INTERNATIONAL CORPORATION
                        3450 W. CENTRAL AVENUE, SUITE 328
                               TOLEDO, OHIO 43606


April  23,  2004

To  all  N-Viro  International  Corporation  Stockholders:

     The Board of Directors joins us in inviting you to attend the Annual Meeting of Stockholders. The meeting will be held in the Garden Room of the Toledo Club, 235 14th Street, Toledo, Ohio on May 12, 2004. The meeting will begin at 10:00 a.m. (local time). Registration will begin at 9:30 a.m.
Refreshments  will  be  served  before  the  meeting.

     In addition to the matters described in the attached Proxy Statement, we will report on the business and progress of N-Viro during 2003 and for the first quarter of 2004. N-Viro's performance for the year ended December 31, 2003 is discussed in the enclosed 2003 Annual Report to Stockholders.

     We hope you will be able to attend the meeting and look forward to seeing you there.
                         Sincerely,


                         /s/  Terry  J.  Logan
                         -----------------------
                         Terry  J.  Logan
                         President  and  Chief  Executive  Officer





                        N-VIRO INTERNATIONAL CORPORATION
                        3450 W. Central Avenue, Suite 328
                               Toledo, Ohio 43606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 2004

TO  THE  STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of N-Viro International Corporation, a Delaware corporation, will be held in the Garden Room of the Toledo Club, Toledo, Ohio on May 12, 2004. The Annual Meeting will begin at 10:00 a.m. (local time), for the following purposes:

1. To elect three Class II Directors for a term of two years, until their successors are elected and qualified or until their earlier resignation, removal from office or death.

2.     To  approve  the  Company's  2004  Stock  Option  Plan.

3. To ratify the appointment of Follmer Rudzewicz PLC to serve as independent auditors for the Company for its year ended 2004.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Annual Meeting. The 2003 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on March 24, 2004, will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof.

                              BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


  /s/  James  K.  McHugh
------------------------
                              James  K.  McHugh
                              Chief  Financial  Officer, Secretary and Treasurer

Toledo,  Ohio
April  23,  2004

 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING TO ASSURE THE PRESENCE OF A QUORUM. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU ARE A STOCKHOLDER OF RECORD (YOUR SHARES ARE IN YOUR NAME), THEN YOU ALSO MAY VOTE YOUR SHARES VIA THE TELEPHONE BY ACCESSING THE TOLL-FREE NUMBER INDICATED ON YOUR PROXY CARD OR VIA THE INTERNET BY ACCESSING THE WORLDWIDE WEBSITE INDICATED ON YOUR PROXY CARD.

                        N-VIRO INTERNATIONAL CORPORATION
                        3450 W. CENTRAL AVENUE, SUITE 328
                               TOLEDO, OHIO 43606

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 2004


     THIS  PROXY  STATEMENT  IS  BEING  SENT  TO  THE  STOCKHOLDERS  OF  N-VIRO
INTERNATIONAL CORPORATION (THE "COMPANY") ON OR ABOUT APRIL 16, 2004, IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING"), WHICH IS SCHEDULED TO BE HELD ON WEDNESDAY, MAY 12, 2004 AT 10:00 A.M. (LOCAL TIME) AS SET FORTH IN THE ATTACHED NOTICE. A proxy card is enclosed. The record date for the Annual Meeting is the close of business on March 24, 2004 (the "Record Date"). Only holders of record of the Company's Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On the Record Date, there were 2,994,905 shares of Common Stock outstanding.

     A share of the Company's Common Stock cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope provided to ensure that there is a quorum and that your shares will be voted at the Annual Meeting. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR approval of the proposals: (i) to elect three Class II Directors to serve for a term of two years and until their successors are elected and qualified or until their earlier resignation, removal from office or death; (ii) to approve the Company's 2004 Stock Option Plan and (iii) to ratify the appointment of Follmer Rudzewicz PLC to serve as independent auditors for the Company for its year ended 2004.

     Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing with the Secretary of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Secretary of the Company.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

     Holders of the Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. In the election of directors, the nominees for election as directors who receive the highest number of votes therefore at the Annual Meeting shall be elected as directors. The approval of the 2004 Stock Option Plan and the ratification of the appointment of Follmer Rudzewicz PLC as independent auditors shall require the affirmative vote of the holders of a majority of the shares of the Common Stock present or represented by proxy at the Annual Meeting.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company may solicit proxies by telephone, facsimile or personal interview. The Company will reimburse directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish these proxy materials to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith.

     The executive offices of the Company are located at 3450 West Central Avenue, Suite 328, Toledo, Ohio 43606. The telephone number is (419) 535-6374. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY, N-VIRO INTERNATIONAL CORPORATION AT THE ABOVE ADDRESS. Such Annual Report is also available on the Company's website at www.nviro.com under "Investor Information".


                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors shall be divided into two classes of equal or approximately equal number and that the number of directors shall from time to time be fixed and determined by a vote of a majority of the Company's entire Board of Directors serving at the time of such vote, provided, that the authorized number of directors shall be no less than seven and no more than nine. The number of directors of the Company is currently set at seven. The directors are elected for a two-year term or until the election and qualification of their respective successors or until their resignation, removal from office or death. Holders of the Company's Series A Redeemable Preferred Stock, par value $.01 per share (the "Series A Redeemable Preferred Stock") have the right to elect one of the Class II Directors. As of the date of this proxy statement, J. Patrick Nicholson is the only holder of the Company's Series A Redeemable Preferred Stock and he has elected Brian P. Burns as a Class II Director. It is intended by the Board that proxies received will be voted to elect the three Class II Directors named below to serve for a two-year term and until their respective successors are elected and have qualified or until their earlier resignation, removal from office or death.

     The Board is currently composed of three Class I Directors (R. Francis DiPrete, Daniel J. Haslinger and Christopher J. Anderson) and four Class II Directors (Terry J. Logan, Michael G. Nicholson, Phillip Levin and Mr. Burns), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2005 and 2004, respectively. At each annual meeting of stockholders, directors will be elected for a full term of two years to succeed those directors whose terms are expiring.

     The Board has nominated Terry J. Logan, Michael G. Nicholson and Phillip Levin as Class II Directors, each to serve until the 2006 annual meeting of stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT MESSRS. LOGAN, NICHOLSON AND LEVIN BE ELECTED AT THE ANNUAL MEETING AS CLASS II DIRECTORS.

     Each of the nominees has consented to serve until his term expires if elected at the Annual Meeting as a Class II Director of the Company. If any nominee declines or is unable to accept such nomination to serve as a Class II Director, events which the Board does not now expect, the proxies reserve the right to vote for another person as a Board nominee. The proxy solicited hereby will not be voted to elect more than three Class II Directors.

     The three nominees for Class II Directors receiving a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote shall be elected as directors, provided a quorum is present.


     Certain information about all of the directors and nominees for director is furnished below.

                  MANAGEMENT - DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth (i) the names and ages of the directors and executive officers of the Company and the positions they hold with the Company and (ii) the names and ages of the nominees for director listed herein.
Executive  officers  serve  at  the  pleasure  of  the  Board  of  Directors.


Name                     Age  Position
Christopher J. Anderson   49  Class I Director (2)(4)(6)
Brian P. Burns            37  Class II Director (1)(3)(6)(7)
R. Francis DiPrete        49  Class I Director (2)(4)(5)
Daniel J. Haslinger       48  Class I Director (3)(5)(6)
Phillip Levin             64  Class II Director, Chairman of the Board (1)(2)(3)(4)(5)
Terry J. Logan, Ph.D.     61  President, Chief Executive Officer, Class II Director (1)
Michael G. Nicholson      37  Chief Operating Officer, Senior Vice President Sales and Marketing, Class II Director (1)
James K. McHugh           45  Chief Financial Officer, Secretary, Treasurer

(1)     Directors  currently  nominated  for  re-election.
(2)     Member  of  Audit  Committee.
(3)     Member  of  Compensation  Committee.
(4)     Member  of  Nominating  Committee.
(5)     Member  of  Finance  Committee.
(6)     Member  of  Planning  Committee
(7) Elected to Board by J. Patrick Nicholson pursuant to rights granted to Mr. Nicholson as the holder of the Series A Redeemable Preferred Stock of the Company and as described in that certain Certificate of Designation of Series A Redeemable Preferred Stock of the Company, as filed with the Secretary of State of the State of Delaware on September 4, 2003.

CHRISTOPHER J. ANDERSON, AGE 49. Mr. Anderson is currently the President of Anderson Consulting and has served as President of Chris Anderson Consulting, LLC since 2002. From 1999 until 2001, he was employed as Executive Vice-President of The Andersons in Maumee, Ohio and, from 1995 until 1998, as President of the Processing and Manufacturing Group of The Andersons. Mr. Anderson holds an MBA from Harvard Business School and has served as a director of the Company since his appointment on October 29, 2003, and is a member of the Board's Audit, Nominating and Planning Committees.

BRIAN P. BURNS, AGE 37. Mr. Burns presently is employed as a division manager with Hammill Manufacturing Co. Impact Cutoff Service. Mr. Burns has been with Hammill Manufacturing Co. since 1997. From 1993 to 1997, Mr. Burns was employed as an attorney with the law firm of Eastman & Smith, LLC, in Toledo, Ohio. Mr. Burns is a magna cum laude graduate of the University of Toledo College of Law and he has a bachelor of arts degree in economics from Harvard University. Mr. Burns has served as a director of the Company since his appointment on August 29, 2003, and is a member of the Board's Compensation and Planning Committees.

R. FRANCIS DIPRETE, AGE 49. Mr. DiPrete is an attorney and from March 1999 until December, 2003, served as President and Board Chairman of Strategic Asset Management, Inc. (formerly Worldtech Waste Management, Inc.), a Nevada corporation and holding company. From August 2003 until December 2003, Mr. DiPrete served as President and director of Ophir Holdings, Inc., a Nevada corporation and consulting firm specializing in public and shareholder relations, and is currently employed by it as a business consultant. Mr. DiPrete is a graduate of Rutgers University and Roger Williams University, School of Law. Mr. DiPrete has served as a Director of the Company since May 2000, and is a member of the Board's Audit, Nominating and Finance Committees.

DANIEL J. HASLINGER, AGE 48. Mr. Haslinger is presently Chief Executive Officer and Owner of Micro Macro Integrated Technologies, a Nevada company specializing in industrial automation integration. Mr. Haslinger is also Chairman and Chief Executive Officer of WJZE 97.3FM RASP Broadcast Enterprises, Inc., a local broadcast company. Mr. Haslinger is a member of N-Viro Filipino, LLC, an international licensee of the Company, and is also a member of DJH Holdings, LLC. Mr. Haslinger has served as a director of the Company since May 1999 and is a member of the Board's Planning, Compensation and Finance Committees.

PHILLIP LEVIN, AGE 64. Mr. Levin has been the President of both Levin Development Company and MGM Consulting Services, a real estate development and financial consulting company, respectively, located in Troy, Michigan, since 1992. Mr. Levin holds an MBA in both Accounting and Finance, and was a partner-in-charge of PriceWaterhouseCoopers' consulting division in Michigan for 16 years. Mr. Levin has served as a director of the Company since November 2002 and is a member of the Audit, Compensation, Nominating and Finance Committees.

TERRY J. LOGAN, PH.D., AGE 61. Dr. Logan served as Chief Operating Officer and President of the Company since joining the Company in July 1999, and was appointed Chief Executive Officer in May 2002. From 1971 until July 1999, Dr. Logan was a professor of Agronomy at The Ohio State University. Dr. Logan served as President of Pan-American N-Viro Inc. (subsidiary of the Company) from 1994 through 1995 and is the President of Logan Environmental, Inc. (environmental consulting firm). Dr. Logan has served as a director of the Company since May 1993.

MICHAEL G. NICHOLSON, AGE 37. Mr. Nicholson was appointed Chief Operating Officer in May 2002, and has served as the Vice-President of Sales and Marketing of the Company since December 1996 and Senior Vice-President after May 2000. Prior to December 1996, Mr. Nicholson served the Company and N-Viro Energy Systems Ltd. in various sales management positions since his hiring in 1990. Mr. Nicholson is the son of J. Patrick Nicholson, and has served as a director of the Company since February 1998.

JAMES K. MCHUGH, AGE 45. Mr. McHugh has served as Chief Financial Officer, Secretary and Treasurer of the Company since January 1997. Prior to that date, Mr. McHugh served the Company and N-Viro Energy Systems Ltd. in various financial positions since his hiring in April 1992.

KEY  RELATIONSHIPS

     Michael Nicholson is the son of J. Patrick Nicholson, a more than 5% beneficial reporting owner, consultant and former Chairman of the Board of Directors of the Company, and the current holder of the Series A Redeemable Preferred Stock of the Company.

BOARD  OF  DIRECTORS

     The Company's business, property and affairs are managed under the direction of the Board of Directors. The Board of Directors of the Company held twelve formal meetings during 2003, consisting of four regular meetings and eight special meetings.

     The Company encourages stockholder communications with directors. Stockholders may communicate with a particular director, all directors or the Chairman of the Board by mail or courier addressed to him or the entire Board in care of James K. McHugh, Corporate Secretary, N-Viro International Corporation, 3450 West Central Avenue, Suite #328, Toledo, OH 43606. All correspondence should be in a sealed envelope marked "Confidential" and will be forwarded unopened to the director as appropriate.

     The Company is committed to a Board in which a majority of its members consist of independent directors, as defined under the New York Stock Exchange ("NYSE") Rules. The Board has reviewed the independence of its members, applying the NYSE Rules and considering other commercial, legal, accounting and familial relationships between the directors and the Company. The Board has determined that Messrs. Logan and Nicholson are management directors by virtue of their positions as executive officers of the Company.

AUDIT  COMMITTEE

     The Audit Committee, consisting of Messrs. Levin, DiPrete and Anderson, recommends the appointment of the outside auditor, oversees the accounting and internal audit functions of the Company and reviews and approves the terms of transactions between the Company and related party entities. The directors who serve on the Committee are all "independent" for purposes of the NYSE listing standards. That is, the Board of Directors has determined that none of them has a relationship to the Company that may interfere with their independence from the Company and its management. The Board of Directors has determined that Mr. Levin qualifies as a "financial expert" as defined by the SEC. During 2003, the Audit Committee met six times. The Audit Committee has retained Follmer Rudzewicz PLC to conduct the audit for the year ended December 31, 2004. The audit committee is governed by a written charter, a copy of which was attached as an appendix to the proxy statement for the 2002 annual meeting.

     The Company adopted a Code of Ethics which covers the Chief Executive Officer and Chief Financial Officer, which is administered and monitored by the Audit Committee of the Board. A copy of the Code of Ethics is attached as Appendix A to this Proxy Statement.

COMPENSATION  COMMITTEE

     The Compensation Committee, consisting of Messrs. Haslinger, Burns and Levin, determines officers' salaries and bonuses and administers the grant of stock options pursuant to the Company's stock option plans. The Compensation Committee met two times during 2003.

FINANCE  COMMITTEE

     The Finance Committee, consisting of Messrs. DiPrete, Haslinger and Levin, assists in monitoring cash flow requirements of the Company and approves any internal or external financing or leasing arrangements. This committee did not meet during the year ended December 31, 2003.

NOMINATING  COMMITTEE

     The  Nominating  Committee,  consisting  of  Messrs.  Levin,  DiPrete  and
Anderson, considers and recommends to the Board of Directors qualified candidates for election as Board members, and establishes and periodically reviews criteria for selection of directors. The Nominating Committee does not have a charter as of the date of this proxy statement. All members of the Committee are independent under the NYSE Rules, and met one time during the year ended December 31, 2003. The Nominating Committee will consider candidates recommended by stockholders, directors, officers, third-party search firms and other sources for nomination as a director. The Committee considers the needs of the Board and evaluates each director candidate in light of, among other things, the candidate's qualifications. All stockholder recommended candidates should be independent and possess substantial and significant experience which would be of value to the Company in the performance of the duties of a director. Recommended candidates must be of the highest character and integrity, free of any conflicts of interest and possess the ability to work collaborately with others, and have the time to devote to Board activities. All candidates will be reviewed in the same manner, regardless of the source of the recommendation. All stockholder nominations should be directed to N-Viro International Corporation, 3450 W. Central Avenue, Suite 328, Toledo, Ohio 43606, Attention:
Chairman, Nominating Committee, c/o James K. McHugh, Corporate Secretary, and must be received by the Company at least 90 days before the date of the next annual meeting. Such stockholder recommendations must be in writing and, at a minimum, provide the stockholder's name; address; the number and class of shares owned; the candidate's biographical information, including name, residential and business address, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the stockholder's opinion as to whether the stockholder recommended candidate meets the definitions of "independent" and "financially literate" under the NYSE Rules. In addition, the recommendation letter must provide the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. The stockholder must include the candidate's statement that he/she meets these requirements; is willing to promptly complete the Questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; and consents to serve on the Board if elected.

     The Board encourages all members of the Board of Directors to attend the Company's annual stockholder meeting. Failure to attend annual meetings without good reason is a factor the Nominating Committee will consider in determining whether to renominate a current board member. Six out of the seven members of the Board attended the 2003 Annual Meeting.



PLANNING  COMMITTEE

     The Planning Committee, consisting of Messrs. Anderson, Burns and Haslinger, is a new committee formed by the Board in November, 2003. This committee assists the Board of Directors in long-range strategic planning and budgeting. This committee met one time during the year ended December 31, 2003.

     See "Certain Relationships and Related Transactions" for additional information on certain members of the Board and management.

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the shares of Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the current directors and executive officers complied with all applicable filing requirements during the fiscal year ended December 31, 2003, with the following exceptions:

     A former director who owns beneficially more than ten percent of the shares of Common Stock of the Company, J. Patrick Nicholson, filed a report of beneficial ownership in January, 2004, reporting late nine sales of common stock; two acquisitions of common stock upon the exercise of options and warrants; and two dispositions of options and warrants by exercise.

     Michael Nicholson filed a report of beneficial ownership on February 3, 2004, reporting late one disposition of common stock warrants by exercise. The simultaneous acquisition of common stock upon the exercise of the warrants has not been reported.

     Daniel Haslinger filed a report of beneficial ownership on January 22, 2004, reporting late one sale of common stock.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company had outstanding 2,994,905 shares of common stock, $.01 par value per share (the "Common Stock"), on March 24, 2004. The Company also has a single share of Series A Redeemable Preferred Stock, $.01 par value per share issued and outstanding. The terms and conditions associated with the share of Series A Redeemable Preferred Stock are set forth in that certain Certificate of Designation of Series A Redeemable Preferred Stock as filed by the Company with the Secretary of State of the State of Delaware on September 4, 2003, a copy of which was filed by the Company with the Securities Exchange Commission as an exhibit to a Form 8-K filed on August 29, 2003. The Common Stock and the single share of Series A Redeemable Preferred Stock constitute the only classes of outstanding voting securities of the Company.

     At March 24, 2004, the following were the only persons known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock:



Name and Address of Beneficial Owner  Shares of Common Stock Beneficially Owned  Percentage of Outstanding Shares of Common Stock

J. Patrick Nicholson (1)
2025 Richmond Rd.
Toledo, Ohio  43607. . . . . . . . .    529,589                                       17.33%

N-Viro Energy Systems, Inc. (2)
3450 West Central Avenue, Suite 328
Toledo, Ohio  43606. . . . . . . . .    310,095                                       10.35%

Ophir Holdings, Inc. (3)
600 Boston Neck Road
N. Kingstown, Rhode Island  02852. .    230,472                                        7.42%

Cooke Family Trust
75 Secluded Drive
Narragansett, RI  02882 . .             251,356                                        8.39%

Robert Cooke (4)
75 Secluded Drive
Narragansett, RI  02882 . .             251,356                                        8.39%


(1.) The shares attributed to Mr. Nicholson include the 310,095 shares owned beneficially by N-Viro Energy Systems, Inc, of which Mr. Nicholson is the majority owner of the voting shares. Also attributed to Mr. Nicholson are 50,000 shares owned jointly by Mr. Nicholson and three of his sons: Michael G. Nicholson, Robert F. Nicholson and Timothy J. Nicholson. Michael is the Chief Operating Officer and a director of the Company, Robert and Timothy are both employees of the Company. Also included are a total of 61,500 shares issuable upon exercise of options which are currently exercisable at prices ranging from $1.50 to $5.00 per share. Mr. Nicholson resigned as a director of the Company on August 28, 2003 and is presently a consultant to the Company.

(2.) N-Viro Energy Systems, Inc. was formerly the corporate general partner of N-Viro Energy Systems, Limited, a limited partnership that was terminated as of December 31, 2001 and was one of the predecessor entities that combined to form the Company in October 1993. The general partners of N-Viro Energy Systems, Limited were J. Patrick Nicholson, N-Viro Energy Systems, Inc., a corporation of which Mr. Nicholson is the controlling stockholder, and four trusts established for the benefit of Mr. Nicholson's children.

(3.) Ophir Holdings, Inc. filed a Form 13D on February 6, 2004, indicating total holdings in the Company of 669,918 shares. As of that date, Ophir planned on acquiring, through a Security Units Purchase Agreement, the full offering of 333,334 shares as well as 333,334 warrants, for a total of 666,668 shares. An additional 3,250 shares were owned directly at that time. Subsequent to February 6, 2004 and through the date of this filing, Ophir purchased 111,111 shares along with 111,111 warrants, for a total of 222,222 shares attributed, pursuant to the terms of the Security Units Purchase Agreement, and an additional 5,000 shares purchased on the open market.

(4.) The shares attributed to Mr. Cooke include the 251,356 shares owned by the Cooke Family Trust, over which Mr. Cooke exercises dispositive power. Mr. Cooke also is a significant shareholder in Ophir Holdings, Inc., which beneficially owns 230,472 shares of N-Viro common stock. The Company has no information concerning Mr. Cooke's ability to direct the voting or disposition of any of the shares owned by Ophir Holdings, or his personal holdings of N-Viro common stock, if any.




     The following table sets forth, as of March 24, 2004, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares of Common Stock by each person who is a director of the Company, a nominee for the Board, each of the Named Executive Officers, and by the directors and executive officers of the Company as a group. Unless otherwise noted, each person has voting and investment power, with respect to all such shares, based on 2,994,905 shares of Common Stock outstanding on the Record Date. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.




Name of Beneficial Owner                                     Beneficial Ownership of Common Stock  Percent of Class

Christopher J. Anderson . . . . . . . . . . . . . . . . . .                        -0-               -0-%
Brian P. Burns. . . . . . . . . . . . . . . . . . . . . . .                        -0-               -0-%
R. Francis DiPrete. . . . . . . . . . . . . . . . . . . . .                   271,296(1)            9.06%
Daniel J. Haslinger . . . . . . . . . . . . . . . . . . . .                    20,769(2)            0.69%
Phillip Levin . . . . . . . . . . . . . . . . . . . . . . .                    11,529               0.38%
Terry J. Logan. . . . . . . . . . . . . . . . . . . . . . .                    92,212(3)            2.99%
James K. McHugh . . . . . . . . . . . . . . . . . . . . . .                    47,796(4)            1.57%
Michael G. Nicholson. . . . . . . . . . . . . . . . . . . .                   114,884(5)            3.76%
All directors and executive officers as a group (8 persons)                   558,486(6)           17.45%


(1.) The shares attributed to Mr. DiPrete include the 251,356 shares owned by the Cooke Family Trust, over which Mr. DiPrete shares voting power as co-trustee.

(2.) Represents 14,369 shares of Common Stock owned by Mr. Haslinger, and a total of 6,400 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.91 to $5.19 per share.

(3.) Represents 812 shares of Common Stock owned by Dr. Logan, and a total of 91,400 shares issuable upon exercise of options which are currently exercisable at prices ranging from $1.50 to $5.00 per share.

(4.) Represents 796 shares of Common Stock owned by Mr. McHugh, and a total of 47,000 shares issuable upon exercise of options which are currently exercisable at prices ranging from $1.50 to $5.00 per share.

(5.) Represents 4,884 shares of Common Stock owned by Mr. Nicholson, 60,000 shares issuable upon exercise of options which are currently exercisable at prices ranging from $1.50 to $5.00 per share, and 50,000 shares owned jointly by Mr. Nicholson, his father, J. Patrick Nicholson, and his brothers, Robert F. Nicholson and Timothy J. Nicholson. J. Patrick is a more than 5% beneficial owner and consultant to the Company and, Robert and Timothy are both employees of the Company.

(6.) Represents 52,330 shares of Common Stock owned by the Directors and Officers, 301,356 shares owned indirectly and a total of 204,800 shares issuable upon exercise of options which are currently exercisable at prices ranging from $0.91 to $5.19 per share.


                      EQUITY COMPENSATION PLAN INFORMATION




                                            Number of
                                        securities to be        Number of securities
                                           issued upon        remaining available for
                                           exercise of         future issuance under
                                           outstanding            Weighted-average                 equity compensation
                                        options, warrants  exercise price of outstanding            plans (excluding
Plan category                              and rights       options, warrants and rights   securities reflected in column (a))

Equity compensation plans approved
 by security holders . . . . . . . . .      527,675          $           2.38                            -0-
Equity compensation plans not approved
 by security holders . . . . . . . . .          -0-                       -0-                            -0-

Total. . . . . . . . . . . . . . . . .      527,675          $           2.38                            -0-



                             EXECUTIVE COMPENSATION

COMPENSATION  OF  DIRECTORS

     The Board of Directors of the Company has approved the payment of cash compensation to non-employee directors in exchange for their service on the Board. The amount of cash compensation to be received by each non-employee director is $1,000 per regular meeting attended during each calendar year, and $500 per special meeting attended. The Board of Directors of the Company generally has four regular meetings per calendar year. The Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof.

     From December 15, 2000, until May 10,2003, non-employee directors also received, as of the date of the annual stockholders meeting each year, a stock option grant of 700 shares of Common Stock of the Company for each regular and special board meeting attended during the previous year. These option awards ended with the grant on the date of the 2002 annual meeting, due to the termination on May 10, 2003, of the Company's 1998 Amended and Restated Stock Option Plan (the "1998 Plan"). At the 2003 annual stockholders meeting, the stockholders failed to approve a proposed 2003 Stock Option Plan, which provided for automatic awards to the non-employee directors, as of the day of each Board meeting, of an option to purchase 2,500 shares of Common Stock for each regular meeting attended, and an option to purchase 1,250 shares of Common Stock for each special meeting attended, subject to a maximum of options to purchase 15,000 shares awarded in any calendar year

     In February 2004, the Board approved the issuance of unregistered shares of common stock to current and former outside directors, to replace the automatic awards of stock options which were not granted to the non-employee directors between August 2002 and May 8, 2003 as a result of the termination of the 1998 Plan and the failure of the stockholders to approve the 2003 Stock Option Plan at the 2003 annual meeting. Messrs. DiPrete and Haslinger each received 5,040 shares and Mr. Levin received 4,200 shares. The stock was issued in March 2004.

     The Board of Directors has proposed the adoption of a new stock option plan by the stockholders at the Annual Meeting which provides for the automatic grant of options to purchase 2,500 shares of Common Stock for each regular meeting attended, and an option to purchase 1,250 shares of Common Stock for each special meeting attended, subject to a maximum of options to purchase 15,000 in any year. This Plan also provides for the automatic grant to the non-employee Directors to replace the automatic awards of stock options which were not granted to the non-employee directors after May 10, 2003 as a result of the termination of the 1998 Plan and the failure of the stockholders to approve the 2003 Stock Option Plan at the 2003 annual meeting. See Proposal 2 below. If the 2004 Stock Option Plan is not approved by the stockholders, it is not known if the Board will decide to provide any compensation to the non-employee directors for meetings attended in addition to the cash compensation described above, although the Board may provide such additional compensation as it deems advisable, without stockholder approval, which compensation may include stock options, restricted stock or additional cash compensation in such amounts as the Board shall determine to be advisable.

     Directors who are employees of the Company do not receive additional compensation for serving as directors.

     See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" for additional compensation to directors.



COMPENSATION  OF  EXECUTIVE  OFFICERS

     The following table presents the total compensation paid to the Chief Executive Officer during 2001, 2002 and 2003. There were no other executive officers of the Company who were serving at the end of 2003 and whose total annual salary and bonus, if any, exceeded $100,000.

     SUMMARY  COMPENSATION  TABLE



                                                                                       Long-Term
                                                                                     Compensation
                                                                                      Securities
                                       Annual Compensation                            Underlying        All Other
Name and Principal Position                   Year          Salary ($)    Bonus ($)   Options(#)(1)   Compensation ($)
-------------------------------------  -------------------  ------------  ------------  --------   -------------------

CURRENT MANAGEMENT
Terry J. Logan. . . . . . . . . . . .       2003             $ 122,000    $    300         -0-         $    1,584(2)
President and Chief Executive Officer       2002             $ 120,000    $    250         -0-         $    1,488(2)
                                            2001             $ 120,000    $    300      20,000         $    1,782

----------------------------------------------------------------------------------------------------------------------
FORMER MANAGEMENT
J. Patrick Nicholson(3) . . . . . . . .     2003             $     -0-    $   -0-          -0-         $  125,467(4)
                                            2002             $  76,563(3) $    250         -0-         $   72,289(3)
                                            2001             $ 131,250    $ 14,300         -0-         $   27,146


(1.) The numbers shown represent the number of shares of Common Stock for which options were granted to the Named Executive Officers in 2001, 2002 and 2003.

(2.) Dr. Logan received term life insurance premium payment benefits for a $250,000 term policy with his spouse named as beneficiary.

(3.) Mr. Nicholson retired as Chief Executive Officer effective May 2002, and received salary through July 2002, per his employment agreement. After this time and including up to August 28, 2003, Mr. Nicholson received compensation from the Company in his capacity as a consultant to the Company under and pursuant to the terms of a consulting agreement entered into by and between Mr. Nicholson and the Company in 1999.

(4.) Mr. Nicholson presently receives compensation from the Company in his capacity as a consultant to the Company under and pursuant to the terms of a consulting agreement entered into by and between Mr. Nicholson and the Company on August 28, 2003.


                        OPTION GRANTS IN LAST FISCAL YEAR

     No option grants were made by the Company in fiscal year 2003 to Named Executive Officers of the Company.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES





                                                                                        Value of       Value of
                                                       Number of        Number of     Unexercised     Unexercised
                                                      Unexercised      Unexercised    In-The-Money   In-The-Money
                                                      Options at       Options at      Options at    Options at
                      Shares Acquired       Value     Fiscal Year      Fiscal Year    Fiscal Year    Fiscal Year
Name                    On Exercise     Realized ($)    End(1):          End(1):       End ($)(2):    End ($)(2):
                                                      Exercisable     Unexercisable   Exercisable    Unexercisable
                                                     ---------------  ---------------  ------------  -------------
CURRENT MANAGEMENT
Terry J. Logan . . .       -0-  $         -0-            89,900         10,500          $  264,225     $  29,250

FORMER MANAGEMENT
J. Patrick Nicholson       -0-  $         -0-            65,000          2,500          $  191,750     $   3,250



(1.) All options granted prior to November 1995 have been adjusted to reflect a one-for-four reverse stock split effective October 31, 1995.

(2.) Options are "in-the-money" only if the closing market price of the Common Stock on December 31, 2003 exceeded the exercise price of the options. There were 140,300 options "in-the-money" that were held by Named Executive Officers of the Company on December 31, 2003 based upon the $3.25 per share closing price for the stock on that date.

EMPLOYMENT  AGREEMENTS

     On June 14, 1999, Dr. Logan entered into an employment agreement with the Company at a minimum annual salary of $144,000. Such agreement is for a five-year term, provided, however, that it is subject to review and termination for breach annually. Such agreement also provides that Dr. Logan shall be entitled to (i) bonuses to be payable at the discretion of the Board of Directors, (ii) other benefits, including insurance and pension plan, as are provided to other executive officers of the Company, and (iii) stock options to purchase 50,000 shares of the Company's Common Stock. Effective July 1, 1999, Dr. Logan voluntarily agreed to reduce his minimum annual salary to $120,000 for the years ended December 31, 2001, 2002 and in the first month of 2003. In February, 2003, Dr. Logan further reduced his salary by 10% to a rate of $108,000, and in July 2003, Dr. Logan resumed his salary level per the employment agreement of $144,000.

     On August 28, 2003, J. Patrick Nicholson and the Company entered into a new consulting agreement, a copy of which was filed with the Securities Exchange Commission on August 29, 2003 as an exhibit to a Form 8-K. Under the terms of Mr. Nicholson's new consulting agreement he will provide consulting services to the Company for a period of five years, subject to renewal at the Company's discretion for up to three additional one year terms. In exchange for such consulting services, Mr. Nicholson will be paid at a rate of $125.00 per hour, with a minimum commitment on the part of the Company to use at least 16 hours per month of consulting services. Mr. Nicholson also is eligible to receive a bonus during each year of the term of his consultancy in an amount equal to five percent of the net income of the Company, subject to a maximum payment during each year of $30,000.00. Additionally, Mr. Nicholson is entitled to receive commissions in exchange for obtaining government research grants, license fees and other income opportunities. Additional benefits to Mr. Nicholson include the Company's payment of up to $500.00 per month for office expenses and secretarial support. The Company also has agreed to provide Mr. Nicholson and his spouse with medical insurance to supplement their coverage under the federal government's Medicare program, with coverage for Mr. Nicholson's spouse to begin on her 65th birthday. The obligation to provide medical insurance continues for a period of 10 years from August 28, 2003. Mr. Nicholson also receives from the Company reimbursement for life insurance policy premiums up to a maximum of $10,000.00 per year for a period of 10 years from August 28, 2003. Finally, the Company has agreed to pay Mr. Nicholson $48,000.00 per year for the next 10 years, from August 28, 2003, in exchange for a covenant not to compete with the Company. From February 2003 until the start of his new consulting contract in August 2003, Mr. Nicholson voluntarily reduced his consulting rate by 10%.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     During most of the 2003 fiscal year, the members of the Compensation Committee consisted of Mr. Bobby Carroll, Mr. Haslinger and Mr. B.K. Wesley Copeland. Mr. Copeland and Mr. Carroll both retired from the Board in November, 2003, and were replaced by Mr. Burns and Mr. Levin on the Committee. Mr. Haslinger is a member of N-Viro Filipino, a licensee of the Company for the territory of the Philippine Islands, but has not received any fees or revenue from the Company. Mr. Copeland is an agent of the Company for the territory of all of Africa except North Africa, but has not received any fees or revenue from the Company. Mr. Carroll, a former consultant and sales representative to the Company, received no fees from the Company in 2003.


     The information contained in the following sections entitled "Compensation Committee Report," "Performance Graph" and "Audit Committee Report" do not constitute soliciting material and should not deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates these reports or performance graph by reference therein.

                          COMPENSATION COMMITTEE REPORT

     The following report was prepared by Daniel J. Haslinger, Brian Burns and Phillip Levin, as members of the Company's Compensation Committee.

     The compensation of the Company's executive officers is determined by the Compensation Committee of the Board of Directors.

     The Committee's compensation philosophy is to provide competitive forms and levels of compensation compared to industrial companies of similar size and business area. This philosophy is intended to assist the Company in attracting, retaining and motivating executives with superior leadership and management abilities. Consistent with this philosophy, the Committee determines a total compensation structure for each officer, consisting primarily of salary, bonus and stock options. The proportions of the various elements of compensation vary among the officers depending upon their levels of responsibility.

     The Committee establishes salary recommendations to the Board of Directors at a level intended to be competitive with the average salaries of executive officers in comparable companies with adjustments made to reflect the financial health of the Company. Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance.

     Long-term incentives are provided through stock options granted under the Company's Stock Option Plan. The stock options represent an additional vehicle for aligning management's and stockholders' interest, specifically motivating executives to remain focused on the market value of the Common Stock in addition to earnings per share and return on equity goals.

     The Committee, subject to any employment agreements in effect with its executive officers, reviews and recommends to the Board of Directors for approval the salaries, bonuses and long-term incentives of the Company's officers, including its most highly compensated executive officers. In addition, the Committee recommends to the Board of Directors the granting of stock options under the Company's Stock Option Plan to executive officers and other selected employees, directors and to consultants, and otherwise administers the Company's Stock Option Plan.

     With respect to Chief Executive Officer compensation, Dr. Logan's base salary is determined by his employment agreement with the Company dated June 14, 1999 which entitles him to a minimum annual base salary of $144,000. See
"Employment Agreements." Dr. Logan is scheduled to be paid an annual minimum base salary of $144,000 through June 30, 2004, when his current employment contract expires. Dr. Logan accepted a reduced base salary of $120,000 per year from his starting date in June, 1999 through January, 2003. In February, 2003, he further reduced his salary by 10% to a rate of $108,000, and in July 2003, Dr. Logan resumed his salary level per the employment agreement of $144,000.

     The Committee is also responsible for recommending to the Board of Directors bonus amounts, if any, payable to Dr. Logan, the Chief Executive Officer. Any bonuses payable will be determined by the Committee, based on the same elements and factors relating to the other Executive Officers of the Company.

     The Committee has not formulated any policy regarding qualifying compensation paid to the Company's Executive Officers for deductibility under the limits of Section 162(m) of the Internal Revenue Code of 1986, as amended, because the Committee does not anticipate that any executive officers would receive compensation in excess of such limits in the foreseeable future.

Daniel  J.  Haslinger
Brian  P.  Burns
Phillip  Levin



STOCKHOLDER  RETURN  PERFORMANCE  PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change and the cumulative total stockholder return on the Company's shares against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index, the Russell 2000 Index and an index comprised of Peer Group companies. The Peer Group consists of companies considered to be either competitors or similar to the Company. We added the Russell 2000 index as an additional comparison because the Company was delisted from the Nasdaq market in May 2002 and now trades on the Over-The-Counter Market. Upon written request to the Secretary/Treasurer, N-Viro International Corporation, 3450 West Central Avenue, Suite 328, Toledo, Ohio 43606, the Company shall provide stockholders with the names of the component issuers. The data is for the period beginning December 31, 1998, and ending December 31, 2003. The calculation assumes that $100 was invested at the close of business on December 31, 1998 and all dividends are assumed to be reinvested. Total return is based on historical results and is not intended to indicate future performance.


                               [GRAPHIC  OMITED]



              12/31/98  12/31/99  12/29/00  12/31/01  12/31/02  12/31/03

NASDAQ Index     100.0     185.4     111.8      88.7      61.3      91.7
Russell 2000     100.0     119.6     114.6     115.8      90.8     132.0
Company. . .     100.0     120.4     118.2      66.1     112.7     236.3
Peer Group .     100.0      89.2     102.8     126.0     138.6     192.7


                             AUDIT COMMITTEE REPORT

     The following report was prepared Phillip Levin, Daniel J. Haslinger and Christopher J. Anderson, as members of the Company's Audit Committee.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors. We regularly meet privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Committee, and recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. In addition, the Committee reviews the Company's financing plans and reports recommendations to the full Board for approval and to authorize action.

     Management has primary responsibility of the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met with both management and Follmer Rudzewicz PLC, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     We have received from and discussed with Follmer Rudzewicz PLC, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items related to that firm's independence from the Company. We also discussed with Follmer Rudzewicz PLC, any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     Phillip  Levin
     R.  Francis  DiPrete
     Christopher  J.  Anderson


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     J. Patrick Nicholson, a consultant to the Company, received fees of $109,250 in 2003 for consulting services pursuant to the terms of two Consulting Agreements in force during 2003, one dated December 2, 1999 and the current agreement dated August 28, 2003. Mr. Nicholson also received benefits of approximately $11,500 in 2003, including life insurance and medical benefit payments, pursuant to the terms of the aforementioned Consulting Agreements. In addition, expenses totaling $7,606 were offset against the receivable due from N-Viro Energy Systems, Inc., a corporation of which Mr. Nicholson is the controlling stockholder, decreasing the balance owed the Company to approximately $17,000 (the "Loans"). Fees for attending board meetings as a member of the Company's Board of Directors through August 2003 totalled $1,500. Also, loan fees and the cost of warrants paid in 2003 pursuant to the agreement to provide additional collateral to secure the Company's bank financing amounted to $2,176.

     Michael Nicholson, the Chief Operating Officer and Director of the Company, was paid $88,343 and $90,430 in salary, bonuses and additional benefits, for 2003 and 2002, respectively. Mr. Nicholson is the son of J. Patrick Nicholson, former Chairman and former Chief Executive Officer of the Company.

     In February 2003 the Company closed on an $845,000 credit facility with Monroe Bank + Trust (the "Bank"). This senior debt credit facility was comprised of a $295,000 four year term note at 7.5% and a line of credit up to $550,000 at Prime plus 1.5% and secured by a first lien on all assets of the Company. The Company used the funds to refinance its prior debt and to provide working capital. Previously, the Company had a $750,000 line of credit with another financial institution, secured by a $400,000 restricted Certificate of Deposit, required and held by this financial institution. Effectively, the former line of credit provided only $350,000 of additional working capital. The effective increase in the line provided the Company with additional working capital, and the debt refinance provided lower cost and longer term debt, improving cash flow. To secure the credit facility, the Company was required by the Bank to obtain additional collateral of $100,000 (the "Additional Collateral") from a real estate mortgage from a third party. Messrs. J. Patrick Nicholson, the former Chairman of the Board and Consultant to the Company; Michael G. Nicholson, the Company's Chief Operating Officer and a Director; Robert F. Nicholson, a Company employee, and Timothy J. Nicholson, a Company employee, ("the Nicholsons") collectively provided the $100,000 Additional Collateral. In exchange for their commitment, the Company agreed to provide the Nicholsons the following: (1) an annual fee in an amount equal to $2,000 per annum; (2) interest at an annual rate of 5% of the $100,000 value of the Additional Collateral beginning on the first anniversary date of the closing of the credit facility, and (3) a warrant to acquire in the aggregate, 50,000 shares of the Company's voting common stock at a purchase price of $0.90 per share, which was the closing market price of the Company's common stock on the prior business day to the closing of the Credit Facility. The warrant was exercisable, in whole or in part, at any time and from time to time until February, 2006. In addition, the Company granted to the Nicholsons a lien upon the Company's inventory and accounts receivable. This lien is subordinated to both existing liens on the Company's assets and all liens granted by the Company in favor of the financial institution providing the Credit Facility. In February, 2004, the Nicholsons exercised the warrant and acquired 50,000 of the Company's common stock at a purchase price of $0.90 per share.

     As previously reported in a Form 8-K filed by the Company with the Securities Exchange Commission on August 29, 2003, on June 11, 2003, Strategic Asset Management, Inc. ("SAMI") filed suit in the Delaware Chancery Court against the Company and its Board of Directors (other than director R. Francis DiPrete, who is a former officer and a former member of the Board of Directors of SAMI, resigning from both in December 2003). The action filed by SAMI was a stockholder's derivative suit seeking, among other things, to enjoin the Company from modifying the terms of J. Patrick Nicholson's then existing consulting agreement with the Company and further seeking Mr. Nicholson's termination. So as to provide time to resolve the matters raised in the lawsuit voluntarily and without incurring litigation costs, the parties consented to the entry of a preliminary injunction that provided that the Company would not enter into any new consulting agreement with Mr. Nicholson without SAMI's consent.

     At a special meeting held on July 28, 2003, the Board of Directors approved entering into a settlement agreement (the "Settlement Agreement") with SAMI, which the Company entered into as of August 1, 2003. A copy of this Settlement Agreement was attached as an exhibit to the Company's Form 8-K filed with the Securities Exchange Commission on August 29, 2003. The Settlement Agreement provides that, by a set date, either Mr. Nicholson, the Company and SAMI shall participate in a specially tailored arbitration proceeding to set the terms of Mr. Nicholson's compensation as a consultant to the Company or, if Mr. Nicholson would not agree to participate in the arbitration, that the Company would terminate Mr. Nicholson's previous consulting agreement for cause.

     The Settlement Agreement also requires the Company to reimburse SAMI for up to $100,000.00 in legal, accounting and consulting fees incurred by SAMI in connection with the lawsuit. The settlement further obligates the Company to issue SAMI a warrant to acquire up to 75,000 shares of the Common Stock of the Company at a purchase price per share of $.72. This price was determined based upon the closing trading price for the Company's Common Stock on the date that the parties reached oral agreement on the settlement terms. Mr. Nicholson is required to repay the Loans pursuant to the terms of the Settlement Agreement. The Settlement Agreement terms are subject to the Chancery Court's approval, which approval will not be obtained until after notice has been sent to all stockholders of the Company of their opportunity to raise objections to the settlement at a hearing to be held for such purpose. A draft of the notice to stockholders in connection with the settlement was filed with the Delaware Chancery Court on October 3, 2003. It will be distributed to stockholders after approval.

     Following the execution of the Settlement Agreement but prior to the initiation of the arbitration proceeding contemplated therein, the Company, SAMI and Mr. Nicholson agreed to determine the new terms of Mr. Nicholson's consultancy by agreement rather than arbitration. Mr. Nicholson executed a new consulting agreement with the Company on August 28, 2003. As previously noted in this proxy, a copy of this new consulting agreement was filed as an Exhibit to the Form 8-K filed by the Company with the Securities Exchange Commission on August 29, 2003.




                              INDEPENDENT AUDITORS

APPOINTMENT  OF  FOLLMER  RUDZEWICZ  PLC

     The firm of Follmer Rudzewicz PLC served as independent auditors of the Company for the year ended December 31, 2003 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 2004. Follmer Rudzewicz PLC was approved as the Company's independent auditors by the Board of Directors on January 23, 2004, succeeding Hausser + Taylor, LLP who served as the independent auditors of the Company since September 21, 1999.

     Follmer Rudzewicz PLC is part of the Centerprise Association of CPA firms, located nationally with approximately 20 offices and over 1,200 employees. Under a separate practices agreement, Follmer Rudzewicz PLC provides audit and other attest services, including audits, forecasts and projections, fraud investigation, collateral audits and audits of qualified plans.

AUDIT  FEES

     Audit services of the Company's predecessor auditor, Hausser + Taylor, LLP for the year ended December 31, 2002 included the audit of the financial statements of the Company for 2002, and services related to quarterly filings with the Securities and Exchange Commission through the reporting period ended September 30, 2003. Fees for these services totaled approximately $70,400 and $25,400, respectively, for the year ended December 31, 2002 and the interim quarters ended September 30, 2003, respectively.

     Audit services of the Company's current auditor, Follmer Rudzewicz PLC for the year ended December 31, 2003 included the audit of the financial statements of the Company for 2003. Fees for these services totaled approximately $45,000 for the year ended December 31, 2003.

AUDIT  RELATED  FEES

     There were no fees billed for the year ended December 31, 2002 and through the reporting period September 30, 2003, for assurance and related services by Hausser + Taylor, LLP, that are reasonably related to the performance of the audit or review of the Company's financial statements.

     There were no fees billed for the year ended December 31, 2003 for assurance and related services by Follmer Rudzewicz PLC, that are reasonably related to the performance of the audit or review of the Company's financial statements.

TAX  FEES

     There were no fees billed for the year ended December 31, 2002 and through the reporting period September 30, 2003, for professional services rendered by Hausser + Taylor, LLP, for tax compliance, tax advice, and tax planning.

     There were no fees billed for the year ended December 31, 2003 for professional services rendered by Follmer Rudzewicz PLC, for tax compliance, tax advice, and tax planning.

ALL  OTHER  FEES

     Hausser + Taylor, LLP provided consultation and assistance on accounting related matters for the year ended December 31, 2002 and through the reporting period September 30, 2003. Fees for these services totaled approximately $5,700 for the year ended December 31, 2002, and $8,900 through the reporting period September 30, 2003, respectively.

     Follmer  Rudzewicz  PLC  did  not provide any consultation or assistance on accounting  related  matters  for  the  year  ended  December  31,  2003

     Although the Audit Committee Charter does not explicitly require it, the Committee approves all engagements of outside auditors before any work is begun on the engagement.


          PROPOSAL2 - APPROVAL OF THE N-VIRO INTERNATIONAL CORPORATION
                             2004 STOCK OPTION PLAN

     The Board of Directors adopted the N-Viro International Corporation 2004 Stock Option Plan (the "2004 Plan") on February 12, 2004, subject to stockholder approval, and the 2004 Plan will become effective when stockholder approval is obtained. The material terms of the 2004 Plan are summarized below and are qualified in their entirety by the terms of the 2004 Plan, which is attached as Appendix B to this Proxy Statement.

GENERAL

     The Board of Directors has recently adopted the 2004 Plan to provide for the grant of stock options to key employees, officers, consultants and non-employee directors of the Company and its subsidiaries. The Company currently has no plan in effect which provides for the grant of stock options or restricted stock to any of such persons. The Company's most recent plan, the 1998 Amended and Restated Stock Option Plan (the "1998 Plan"), terminated according to its terms on May 10, 2003, so no further grants may be made under that plan. The termination of the 1998 Plan did not affect awards previously granted under the 1998 Plan, and previously granted awards will continue to be governed by the terms of the 1998 Plan.

     The 2004 Plan provides for the grant of awards with respect to a maximum of 1,000,000 shares of Common Stock. The purposes of stockholder approval of the 2004 Plan are:

- to permit the stock options granted under the 2004 Plan to qualify for incentive stock option treatment under Section 422 of the Internal Revenue Code 1986, as amended (the "Code"); and

- to satisfy the performance-based compensation exception to the $1 million limit under Section 162(m) of the Code.

     If the 2004 Plan is approved by the stockholders at the Annual Meeting, each Non-Employee Director who was a member of the Board of Directors at any time after May 8, 2003 will be granted, on the date the Plan is approved by the Company's stockholders, a nonqualified stock option to purchase 2,500 shares of Common Stock for each regular Board meeting and 1,250 shares of Common Stock for each special Board meeting held since May 8, 2003 through and including the last Board meeting on April 16, 2004. The non-employee Directors and the number of shares of Common Stock subject to such options are set forth in the chart below:




Name                    Number of Shares underlying Options
----------------------  -----------------------------------
Christopher Anderson .             11,250
Brian Burns. . . . . .             15,000
Bobby B. Carroll * . .              8,750
B.K. Wesley Copeland *             11,250
R. Francis DiPrete . .             22,500
Daniel J. Haslinger. .             21,250
Phillip Levin. . . . .             22,500
J. Patrick Nicholson *              5,000
                        -----------------

Total. . . . . . . . .            117,500
                        =================


     *  resigned  from  Board  in  2003.

Each such option will have an exercise price equal to the fair market value of the Company's Common Stock on May 12, 2004 or such later date as this plan is approved by the Company's stockholders. These stock options are intended to replace the stock options that would have been automatically granted to these Non-Employee Directors under the terms of the Company's proposed 2003 Stock
Option Plan presented at the 2003 Annual Stockholders Meeting, and each such grant is expressly conditioned on the Non-Employee Director's waiver of any claim to receive stock options under Section 3.3 of the Company's 1998 Amended and Restated Stock Option Plan for attending Board meetings held after May 8, 2003. Each such option will vest six (6) months after the date of grant and will expire on the tenth anniversary of grant (if not exercised or terminated at any earlier date).

     Additionally, the Company will grant 50,000 options to Michael Nicholson under the terms of his Employment Agreement dated June 6, 2003, as filed as an Exhibit to the Form 8-K filed with the Securities and Exchange Commission on June 10, 2003. Because these options will not be granted until and unless the 2004 Plan is approved on May 12, 2004, but will be priced as of June 6, 2003 if granted, the Company may be required to take a charge to earnings estimated to be approximately $100,000, based on current market price and historical pricing methods. At this time, it is not known if any other employees will receive grants under the 2004 Plan or the number of shares that will be covered by any such grants. Such determinations will be made from time to time by the administrator.

PURPOSE  OF  THE  2004  PLAN

     The purpose of the 2004 Plan is to attract and retain qualified officers, other key employees and non-employee directors, and to provide an incentive for such officers, key employers and directors of the Company to expand and improve the profits and prosperity of the Company.

ADMINISTRATION  AND  DURATION  OF  THE  2004  PLAN

     The 2004 Plan is administered by the Board of Directors, unless the Board delegates its authority to a committee appointed by the Board, provided that all grants to persons who qualify as "named executive officers" under Regulation S-K of the Securities and Exchange Commission, may only be delegated to a committee that is comprised only of directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors" within the meaning of the Internal Revenue Code Section 162(m) and the regulations promulgated under such section. The administrator of the 2004 Plan is authorized, subject to the provisions of the 2004 Plan, to establish such rules and regulations as it may deem appropriate for the proper administration of the 2004 Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the 2004 Plan and plan awards as it may deem necessary or advisable. The 2004 Plan will have a duration of 10 years from the date the 2004 Plan becomes effective.
Accordingly, the 2004 Plan will terminate on May 12, 2014, unless sooner terminated by the Board. Upon such termination, the outstanding awards granted under the 2004 Plan will remain in effect until their exercise, expiration, or termination. The Board may at any time terminate the 2004 Plan, or amend the 2004 Plan as it deems advisable. Stockholder approval will be required for any amendment for which stockholder approval is required under Section 422 of the Code or the rules of an stock exchange on which the Company's common stock is listed.

TYPES  OF  AWARDS

     The 2004 Plan provides for certain automatic grants to non-employee directors of options to purchase shares of Common Stock of the Company (as described under "General" above and under "Automatic Option Awards for
                                              -
Non-Employee Directors" below), and authorizes the administrator to grant awards of stock options to other eligible participants. The participants to whom option awards are granted by the administrator and the terms of the awards granted, including the number of shares of Common Stock subject to such option awards, are within the discretion of the administrator, subject to the terms and conditions set forth in the 2004 Plan.

     Discretionary Awards. Stock option awards under the 2004 Plan may be in the form of "incentive stock options," which are options that meet the requirements of Section 422 of the Code, or "nonqualified stock options," which are options that do not meet such requirements. Except for incentive stock options granted to stockholders owning more than 10% of the voting power of all classes of the Company's capital stock, the per share exercise price of an incentive stock option granted or to be granted pursuant to the 2004 Plan, as determined by the administrator, will be an amount not less than 100% of the fair market value of a share of Common Stock on the date that the option is granted. For purposes of the 2004 Plan, if the Common Stock is publicly traded, the "fair market value" of a share of common stock is determined by reference to the closing price or to the mean between the closing dealer bid and asked prices for the Common Stock, as reported on any stock exchange on which the common stock is then traded, on the preceding business day on which such prices were quoted. For periods in which no trades or quotations have been reported for at least five (5) business days, the fair market value may be determined by reference to an average of the closing or trading prices reported during the prior month or in such other manner as the Board or committee may deem to be an appropriate method of estimating the current market value. As to nonqualified stock options granted under the 2004 Plan, the per share exercise price of such options will also be at least 100% of the fair market value of a share of Common Stock on the date of grant.

     The term of each option awarded by the administrator will be determined by the administrator, but in no event in excess of 10 years from the date of its grant. Payment of the exercise price may be made in cash or by check, or, if approved by the administrator, by delivery of shares of Common Stock owned by the participant for at least six months which are equivalent in fair market value to the exercise price, or by a combination of cash and shares of Common Stock, at the election of the optionee and subject to the terms of the applicable stock option agreement. Subject to the terms of each stock option agreement, options granted under the 2004 Plan may be exercised in whole or in part. Upon exercise of an option, the participant must pay in full the exercise price for the shares of Common Stock being purchased.

     Automatic Option Awards for Non-Employee Directors. After the Annual Meeting, each non-employee Director who attends a regular meeting of the Board will automatically be granted a nonqualified stock option to purchase 2,500 shares of Common Stock of the Company, effective as of the date of the Board meeting. Also, each non-employee director who attends a special meeting of the Board will automatically be granted a non-qualified stock option to purchase 1,250 shares of Common Stock of the Company effective as of the date of the Board meeting, provided that the options granted to a non-employee director during a single calendar are to be limited to options to purchase a maximum of 15,000 shares. The exercise price for each option will be equal to the fair market value of the Common Stock on the meeting date, or if the meeting is not held on a business day, the preceding business day. Each option will become exercisable six (6) months after the date of grant, and will have a 10-year term.

SHARES  SUBJECT  TO  AWARDS

     Subject to adjustment as provided in the 2004 Plan, the number of shares of Common Stock that may be issued by outstanding awards granted under the 2004 Plan will not in the aggregate exceed 1,000,000, which may be original issue shares, treasury shares, or a combination thereof. To the extent that awards granted under the 2004 Plan expire or terminate without having been exercised in full, the Common Stock subject to those expired or terminated awards will become available for further award grants under the 2004 Plan. Provision is made under the 2004 Plan for appropriate adjustment in the number of shares of Common Stock covered by the 2004 Plan, and covered by each award granted thereunder and any related exercise or purchase price, in the event of any change in the Common
Stock by reason of a stock dividend, merger, reorganization, stock split, recapitalization, combination, exchange of shares or otherwise.

ELIGIBILITY  AND  EXTENT  OF  PARTICIPATION

     In addition to the non-employee directors of the Company, all employees of the Company and its subsidiaries who are designated by the administrator for participation in the 2004 Plan are eligible to receive awards under the 2004 Plan. As of the date hereof, there were approximately 16 individuals employed by the Company and its subsidiaries who are eligible to participate in the 2004 Plan. However, no incentive stock option will be granted to any employee who, immediately after such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company unless the exercise price at the time such incentive stock option is granted is at least 110% of the fair market value of the shares subject to the incentive stock option and such incentive stock option is not exercisable by its terms after the expiration of five years from the date of its grant. The administrator may also, in the exercise of its discretion, grant awards under the 2004 Plan to consultants who are not employees, except that incentive stock options may not be granted to such non-employees. An incentive stock option will be granted under the 2004 Plan to an employee only if the aggregate fair market value (determined as of the date the option is granted) of the common stock for which options are exercisable for the first time by such employee during any calendar year does not exceed $100,000. Options granted to all participants during a single calendar year shall be limited under the 2004 Plan so that such options shall in no event cover more than a maximum of 200,000 shares of Common Stock.

LIMITATIONS  ON TRANSFERABILITY AND EFFECT OF DEATH OR TERMINATION OF EMPLOYMENT

Except as otherwise provided by the administrator, awards granted under the 2004 Plan are generally not transferable other than by will or by the laws of descent and distribution. If a participant's employment (or other relationship, in the case of a consultant or Director) with the Corporation is involuntarily terminated, or is terminated by the participant without the Corporation's express consent, for any reason other than retirement, disability or death, his or her unvested options will terminate upon the date of the termination of employment, unless the administrator decides, in its sole discretion, to waive this termination and causes the participant's option agreement to provide for an extended exercise period after such termination. The administrator will determine, either in an award agreement or otherwise, the extent to which vested options may be exercised subsequent to the death of the employee or the termination of the employee's employment. However, any incentive stock options granted under the 2004 Plan must terminate not later than ninety days after the participant's termination of employment for any reason other than disability or death, and it must terminate not later than twelve months after the participant's termination of employment as a result of death or disability.

FEDERAL  INCOME  TAX  CONSIDERATIONS

     Incentive Stock Options. Under current federal tax law, the holder of an option that qualifies as an incentive stock option under Section 422 of the Code generally does not recognize income for federal income tax purposes at the time of the grant or exercise of an incentive stock option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long-term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise, and the Company will not be entitled to any deduction for federal income tax purposes. If the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price and a corresponding deduction will be allowed to the Company.

     Nonqualified Stock Options. Under current federal tax law, an optionee does not recognize income for federal income tax purposes upon the grant of a nonqualified stock option but must recognize ordinary income upon exercise to the extent of the excess of the fair market value of the underlying shares on the date of exercise over the exercise price of the option. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the shares acquired pursuant to the exercise of a nonqualified option typically will give rise to capital gain or loss to the extent the amount realized for the sale differs from the fair market value of the shares on the date of exercise. This capital gain or loss will be long-term gain or loss if the shares sold had been held for more than one year after the date of exercise.

     Compliance with Section 162(m). The 2004 Plan should allow certain stock option awards to be treated as qualified performance-based compensation under
Section 162(m) of the Code. However, the administrator may, from time to time, award compensation that is not deductible under Section 162(m).

     The approval of the 2004 Plan requires the affirmative vote of the holders of a majority of the shares of the Common Stock present or represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE N-VIRO INTERNATIONAL CORPORATION 2004 STOCK OPTION PLAN, AND URGES EACH STOCKHOLDER TO VOTE "FOR" APPROVAL OF THE 2004 PLAN.


      PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Follmer Rudzewicz PLC served as independent auditors of the Company for the year ended December 31, 2003 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 2004. Although the submission of this matter for approval by the stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If the appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2005 because of the difficulty and expense of making such a substitution. A representative of Follmer Rudzewicz PLC is expected to attend the Annual Meeting and will be available to respond to appropriate questions. That representative will have the opportunity to make a statement if he or she desires to do so.

     On January 23, 2004, the Company dismissed Hausser + Taylor LLC as its independent auditors, and engaged the services of Follmer Rudzewicz PLC as its new independent auditors. This change followed the Company's decision to seek proposals from independent accountants to audit its financial statements, and was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

     During the two fiscal years ended December 31, 2002 and 2001, and the subsequent interim period ended January 23, 2004, there were no disagreements between the Company and Hausser + Taylor LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hausser + Taylor's satisfaction, would have caused Hausser + Taylor to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two fiscal years ended December 31, 2002 and 2001, or within the interim period ended September 30, 2003.

     The audit reports of Hausser + Taylor LLC on the consolidated financial statements of the N-Viro International Corporation as of and for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The reports for each year were prepared on the assumption of the Company continuing as a going concern, but the reports stated that certain matters raised substantial doubt about the Company's ability to continue as a going concern, and included statements to such effect.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF FOLLMER RUDZEWICZ PLC TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.




                                  OTHER MATTERS

     The Company is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.


                 STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     The Board of Directors requests that any stockholder proposals intended for inclusion in the Company's proxy materials for the 2005 Annual Meeting be submitted to James K. McHugh, Chief Financial Officer, Treasurer and Corporate
Secretary of the Company, in writing no later than December 24, 2005. Unless the Company has been given written notice by March 8, 2005 of a stockholder proposal to be presented at the 2005 Annual Meeting, persons named in the proxies solicited by the Board of Directors for the meeting may use their discretionary voting authority to vote on the proposal.


                         BY  THE  ORDER  OF  THE  BOARD  OF
                         DIRECTORS

                           /s/  James  K.  McHugh
                         ------------------------
                         James  K.  McHugh
                         Chief  Financial  Officer,  Secretary  and  Treasurer



                                                                      Appendix A


                        N-VIRO INTERNATIONAL CORPORATION

                                 CODE OF ETHICS

     The Board of Directors has determined that the Chief Executive Officer and Chief Financial Officer of the Company hold important and elevated roles in corporate governance. While members of the management team, they are uniquely capable and empowered to ensure that all stakeholders' interests are appropriately balanced, protected and preserved. This Code provides principles to which these individuals are expected to adhere and advocate. They embody rules regarding individual and peer responsibilities to the Company, the Company's clients and shareholders. Violations of the Code of Ethics may subject the officer to censure, suspension or termination.

     Each of the Chief Executive Officer and Chief Financial Officer shall, at all times:

1. Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships. All material transactions and relationships involving a potential conflict of interest between the Company and the Chief Executive Officer or Chief Financial Officer must be approved in advance by the Board of Directors of the Company.

2. Provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.
3. Comply with applicable rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

4. Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing his independent judgment to be subordinated.

5. Respect the confidentiality of information acquired in the course of his work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of his work shall not be used for personal advantage.

6. Share knowledge and maintain skills important and relevant to the Company's needs.

7. Proactively promote ethical behavior as a responsible partner among peers in his work environment.

8. Achieve responsible use of and control over all Company assets and resources employed or entrusted to him.

9. Report promptly known or suspected violations of this Code to the Chairman of the Audit Committee.

     Each waiver of a provision of this Code of Ethics, and each material transaction and relationship involving a conflict of interest between the Company and the Chief Executive Officer or Chief Financial Officer which is approved by the Board of Directors, must be disclosed in the periodic reports filed by the Company with the Securities and Exchange Commission, pursuant to the rules of the Commission.



                                                                      Appendix B

                        N-VIRO INTERNATIONAL CORPORATION
                             2004 STOCK OPTION PLAN
                             ----------------------


I.     PURPOSE.
       -------

          The purpose of this N-Viro International Corporation 2004 Stock Option Plan is to enable N-Viro International Corporation (the "Corporation") to attract and retain qualified officers, other key employees and non-employee directors, and to provide an incentive for such officers, key employers and directors of the Corporation to expand and improve the profits and prosperity of the Corporation.

          The Stock Option Plan was approved by the Board of Directors on February 12, 2004, and is being submitted for approval by the Corporation's stockholders at the Annual Meeting of Stockholders scheduled for May 12, 2004.

II.     DEFINITIONS.
        -----------

          The  following  terms  shall  have  the  meanings  shown:

     2.1 "Administrator" shall mean the Board of Directors or, if the Board of Directors has delegated its authority to administer this Plan to a committee pursuant to Article VIII hereof, the Committee.

     2.2 "Board of Directors" shall mean the Board of Directors of the Corporation.

     2.3 "Code" shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

     2.4 "Committee" shall mean the Compensation Committee of the Board of Directors, or such other Committee as the Board may appoint to administer this Plan. Grants to Named Executive Officers shall be approved by the Committee only if all members of the Committee are directors who qualify as "non-employee directors" of the Corporation within the meaning of Rule 16b-3 and as "outside directors" within the meaning of Treasury Regulation 1.162-27(e)(3).

     2.5 "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation, except as provided in Section 6.2 of the Plan.

     2.6 "Consultant" shall mean any individual engaged to perform services for the Corporation or any of its Subsidiaries on a regular and on-going basis who is not a common law employee of the Corporation.

     2.7 "Date of Grant" shall mean the date specified by the Administrator on which a grant of Options shall become effective. The Date of Grant shall not be earlier than the date on which the Administrator takes action with respect thereto.

     2.8 "Employee" means any person performing services for the Corporation or any Subsidiary as a common law employee. The Administrator may, in its discretion, treat any individual as an Employee for purposes of this Plan even if he or she is not employed by the Corporation, as long as he or she could properly be classified as a common law employee of the Corporation or a Subsidiary for payroll tax purposes.

     2.9 "Fair Market Value" shall mean the fair market value of a share of Common Stock of the Corporation as determined by the Administrator. For periods when the Common Stock is publicly traded, this shall be determined by reference to the closing price or to the mean between the closing dealer bid and asked prices for the Common Stock, as reported on any stock exchange on which the Common Stock is then traded, on the preceding business day on which such prices were quoted. For periods in which no trades or quotations have been reported for at least five (5) business days, the Fair Market Value may be determined by reference to an average of the closing or trading prices reported during the prior month or in such other manner as the Administrator may deem to be an appropriate method of estimating the current market value.

     2.10 "ISOs" shall mean stock options granted by the Corporation which are intended to qualify as incentive stock options under Section 422 of the Code.

     2.11 "Named Executive Officer" shall mean the Corporation's Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules of Item 402 of Regulation S-K under the Securities Exchange Act of 1934.

     2.12 "Nonemployee Director" shall mean a member of the Board of Directors who is not an employee or Consultant of the Corporation or any Subsidiary.

     2.13 "Nonstatutory Options" shall mean stock options which are not intended to qualify as ISOs.

     2.14 "Option Agreement" shall mean a written agreement between the Corporation and a Participant who has been granted Options under this Plan.

     2.15 "Option Price" shall mean, with respect to any Option, the amount designated in a Participant's Option Agreement as the price per share he or she will be required to pay to exercise the Option and acquire the shares subject to such Option.

     2.16 "Options" shall mean any rights to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including both ISOs and Nonstatutory Options.

     2.17 "Participant" shall mean any current or former employee, Consultant or director of the Corporation or a Subsidiary who has been granted Options under the terms of this Plan.

     2.18 "Plan" shall mean this N-Viro International Corporation 2004 Stock Option Plan, as the same may be amended from time to time.

     2.19 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

     2.20 "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section  425(f)  of  the  Code.

     2.21 "Ten Percent Stockholder" shall mean any Participant who at the time an ISO is granted owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Corporation.

III.     ELIGIBILITY.
         -----------

     3.1     Key Employees.  The Administrator may grant Options under this Plan
             -------------
to any officer or other key employee of the Corporation or of any Subsidiary. In granting such Options and determining their form and amount, the Administrator shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Administrator may, in its discretion, deem relevant.

          The Administrator may also grant Options to Consultants. In granting such Options and determining their form and amount, the Administrator shall consider the extent of the individual's relationship to the Corporation, his or her potential contributions to its financial success, the potential adverse accounting consequences to the Corporation of stock option grants to Consultants, and such other factors as the Administrator may, in its discretion, deem to be relevant.

     3.2     Named  Executive  Officers.  Notwithstanding  Section 3.1, no Named
             --------------------------
Executive Officer shall be granted Options unless the grant has been approved in advance by the Compensation Committee of the Board of Directors or another Committee satisfying the requirements stated in Section 2.4.

     3.3     Directors.  Members  of the Board of Directors who are employees or
             ---------
Consultants of the Corporation shall be eligible for Options under this Plan on the same terms as other officers. Other members of the Board of Directors shall be eligible for Options only to the extent specified in this Section 3.3, as it may be amended from time to time by the Board of Directors.

     (a) Each Non-Employee Director who attends at least one of the four regularly scheduled meetings of the Board for each year shall automatically be granted Nonstatutory Options to purchase 2,500 shares of Common Stock for each such meeting attended during the year. In addition, each Non-Employee Director who attends a special meeting (i.e., not a regularly scheduled meeting) of the Board shall automatically be granted Nonstatutory Options to purchase 1,250 shares of Common Stock for each special meeting of the Board attended; provided that the maximum number of shares with respect to which a Non-Employee Director may be granted Options for attending either regular or special Board meetings during any single calendar year shall be limited to 15,000 shares of Common Stock. Options granted to a Non-Employee Director for attending Board meetings shall be granted on the date of the meeting, and the Option Price for all such Options shall be equal to the Fair Market Value of the Common Stock on that date. These Options shall first become exercisable six (6) months after the Date of Grant.

     (b) In addition, each Non-Employee Director who was a member of the Board of Directors at any time after May 8, 2003 shall be granted on the date this Plan is approved by the Company's stockholders Nonstatutory Stock Options with respect to that number of shares provided in subsection (a) above multiplied by the number of meetings of the Board of Directors such Non-Employee Director attended after May 8, 2003, each at an Option Price equal to the Fair Market Value of the Company's Common Stock on May 12, 2004 or such later date as this plan is approved by the Company's stockholders. Each such Option shall vest six
(6) months after the date of grant and shall expire on the tenth anniversary of grant (if not exercised or terminated at any earlier date). These Nonstatutory Stock Options are intended to replace the stock options that would have been automatically granted to these Non-Employee Directors under the terms of the Company's proposed Stock Option Plan presented at the 2003 Annual Stockholders Meeting, and each such grant is expressly conditioned on the Non-Employee Director's waiver of any claim to receive stock options under Section 3.3 of the Company's 1998 Amended and Restated Stock Option Plan for attending Board meetings held after May 8, 2003.


IV.     OPTIONS.
        -------

     4.1     Terms  and  Conditions.  The  Administrator  may,  in  its  sole
             ----------------------
discretion, from time to time grant Options to any officer, key employee or Consultant of the Corporation or any one of its Subsidiaries. The grant of an Option to an eligible officer, employee or Consultant shall be evidenced by a written Option Agreement in substantially the form approved by the Administrator. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Administrator (or, in the case of a Named Executive Officer, the Compensation Committee) may deem appropriate.

          (a)     Shares  Covered.  The  Administrator shall, in its discretion,
                  ---------------
determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any employee during any one calendar year is 25,000 shares.

          (b)     Exercise  Period.  The  term  of each Option shall be for such
                  ----------------
period as the Administrator shall determine, but for not more than ten years from the Date of Grant thereof. The Administrator shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate. The Administrator shall have the discretion to prescribe such vesting schedules based on achievement of corporate or individual performance targets as it may deem to be appropriate, in addition to vesting schedules based upon periods of continued employment. If no other vesting schedule is specified by the Administrator, a grant of Options shall vest and become exercisable in five (5) equal annual installments, with successive installments vesting, on the Date of Grant and the first four anniversaries of the Date of Grant.

          (c)     Option  Price.  The  Option  Price  payable  for the shares of
                  -------------
Common Stock covered by any Option shall be determined by the Administrator but shall in no event be less than the Fair Market Value of a share of Common Stock on the Date of Grant (except as specifically provided in Section 3.3 above).

          (d)     Exercise  of  Options.  A  Participant may exercise his or her
                  ---------------------
Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation's tax withholding obligations pursuant to Article V.

          (e)     Payment  of Option Price Upon Exercise.  Each Option Agreement
                  --------------------------------------
shall provide that the Option Price for the shares with respect to which an Option is exercised shall be paid to the Corporation at the time of exercise. This payment generally must be made in the form of cash. Alternatively, if the Participant owns fewer than the lesser of either (i) 50,000 shares of the Corporation's Common Stock, or (ii) one percent (1%) of the issued and outstanding shares of Common Stock of the Corporation calculated as of the date of exercise (the "Amount Held", and, for purposes of this paragraph, the calculation of the Participant's Amount Held shall include all vested Options), the Corporation may accept as payment of the Option Price:

     (1) delivery of stock certificates for whole shares of Common Stock already owned by the Participant for at least six months (at the time of exercise), valued at their Fair Market Value on the business day immediately preceding the date of exercise;

     (2) delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant's stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant's stockbroker for the Participant's account;

     (3) an instruction to withhold as payment of the Option Price a portion of the shares of Common Stock issuable under the Option with a Fair Market Value (valued as of the business day immediately preceding the date of exercise) equal to the Option Price (provided that the amount paid in cash shall not be less than the par value of the shares issuable upon such exercise); or

     (4) any combination of the above methods equal to the total Option Price for the shares;

provided that, the Corporation may refuse to accept any such alternative method of payment of the Option Price to the extent it determines in good faith that such method of exercise would violate the federal securities laws, including
Rule 16b-3, Section 402 of the Sarbanes-Oxley Act or rules regulating margin loans.

     4.2     Effect  of  Termination  of  Employment,  Retirement, Disability or
             -------------------------------------------------------------------
Death.
    --

          (a) If a Participant's employment (or other relationship, in the case of a Consultant or Director) with the Corporation is involuntarily terminated, or is terminated by the Participant without the Corporation's express consent, for any reason other than retirement, disability or death, his or her unvested Options shall terminate upon the date of the termination of employment, unless the Administrator decides, in its sole discretion, to waive this termination and causes the Participant's Option Agreement to provide for an extended exercise period after such termination.

          (b) Any Option Agreement may include such provisions as the Administrator deems advisable with respect to the Participant's right to exercise his or her vested Options subsequent to termination of employment, provided that if the Participant's Option Agreement contains no other provision on this point, the Participant's right to exercise the vested Options shall terminate ninety (90) days after the date of termination of the Participant's employment. No ISO shall be exercisable at any time more than ninety (90) days after the date of termination of employment, except as provided in Section 4.2(c) or (d).

          (c)     Option  Agreements  may  provide  for  an  extended  period of continued exercisability following the Participant's retirement or other termination with the consent of the Corporation, or subsequent to termination of the Participant's employment by reason of total and permanent disability (within the meaning of Section 22(e)(3) of the Code); provided, that, in no event shall
                                               --------
any Option be exercisable after the fixed termination date set forth in the Participant's Option Agreement pursuant to Section 4.1(b). No ISO shall be exercisable at any time subsequent to the expiration of the period of ninety
(90)  days  from  the date of termination of employment, or the period of twelve
(12) months from the date of termination of the Participant's employment (or other relationship with the Corporation) by reason of total and permanent disability, as the case may be. A termination of employment shall be considered retirement if the Participant has reached normal retirement age under the Corporation's retirement plan, or as otherwise mutually agreed by the Participant and the Administrator.

          (d) Any Option Agreement may, in the Administrator's sole discretion, provide that, in the event the Participant dies while in the employ of the Corporation (or while serving as an active Consultant), or while he or she has the right to exercise his or her Options under the preceding Sections 4.2(b) or (c), the Options may be exercised (to the extent it had become exercisable prior to the time of the Participant's death), during such period of up to one year after date of the Participant's death as the Administrator deems to be appropriate, by the personal representative of the Participant's estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution.

          (e) For purposes of this Section 4.2, a Participant's employment with the Corporation shall be considered to terminate on the last day for which the Participant is paid through the Corporation's payroll, unless the Administrator expressly determines that another date should be used as the date of termination of employment. The Administrator shall determine the date of termination of any Participant, based on its judgment as to when the Participant is no longer employed as a common law employee or Consultant of the Corporation or any Subsidiary. Part-time or non-exclusive employment by the Corporation may be considered employment by the Corporation as long as the Participant is treated as an Employee for purposes of FICA and payroll taxes, as shall employment by a Subsidiary. In addition, the Administrator shall have full discretion to determine whether a Participant's reduction in hours, medical or disability leave, FMLA leave, absence on military or government service, or other authorized leave of absence, shall constitute a termination of employment for purposes of this Plan. Any such determination of the Administrator shall be final and conclusive, unless overruled by the Board of Directors.

     4.3     Designation  of  Options  as  Incentive  Stock  Options.  The
             -------------------------------------------------------
Administrator may, in its discretion, specify that any Options granted to a Participant who is an employee of the Corporation or any Subsidiary shall be ISOs qualifying under Code Section 422. Each Option Agreement which provides for the grant of ISOs shall designate that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

          Any Options granted under this Plan which are designated as ISOs shall comply with the following additional requirements:

          (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a Nonstatutory Option for the remaining shares subject to the Option.

          (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

          (c) In the case of an ISO granted to a Participant who is a Ten Percent Stockholder, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

          (d) No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any ISO shall be exercisable only by the Participant.

          (e) Any ISO granted under the Plan shall terminate no more than one (1) year after termination of the Participant's employment as an Employee or after the date of any termination of employment by reason of the Participant's death or disability.

     4.4  Authority  to  Make  Adjustments.  The  Administrator  may  make  such
             ------------------------------
adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith, including amending the Option Agreement to recognize that all or a portion of the Options no longer qualify as ISOs under Section 4.3.

     4.5     Non-Assignability.  Options granted under this Plan shall generally
             -----------------
not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph.

          Notwithstanding the foregoing, the Administrator may, in its discretion, permit a Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships or limited liability companies in which immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee.

     4.6     Covenants  Not  to  Compete.  The  Administrator  may,  in  its
             ---------------------------
discretion, condition any Option granted to an Employee, Consultant or director on such Participant's agreement to enter into such covenant not to compete with the Corporation as the Administrator may deem to be desirable. Such covenant not to compete shall be set forth in the Participant's Option Agreement, and the Option Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Administrator determines that the Participant has violated his or her covenant not to compete. In addition, in the Administrator's discretion, the Participant's Option Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Corporation shall have the right to repurchase any shares of Common Stock previously issues to the Participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the Participant.

V.     TAX  WITHHOLDING.
       ----------------

     5.1     Withholding  Taxes.    The  Corporation  shall  have  the  right to
             ------------------
require Participants who are employees to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan. If a Participant sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Participant, the Participant shall promptly notify the Corporation of such disposition and the Corporation shall have the right to require the Participant to remit to the Corporation the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Corporation by reason of such disposition.

     5.2     Methods  of Withholding.  Amounts which the Corporation is entitled
             -----------------------
to withhold pursuant to Section 5.1, may, at the election of the Participant and with the approval of the Administrator, be (i) paid in cash by the Participant,
(ii) withheld from the Participant's salary or other compensation payable by the Corporation, or (iii) withheld in the form of shares of Common Stock otherwise issuable to the Participant upon exercise of an Option that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold, or (iv) paid by means of the Participant's delivery to the Corporation of shares of Common Stock already held by the Participant that have a Fair Market Value on the Tax Date not greater than the minimum amount of tax the Corporation is required to withhold, or (v) in any other form mutually satisfactory to the Administrator and the Participant, provided that any such method of satisfying the Participant's obligation does not violate any federal or state law, including Section 402 of the Sarbanes-Oxley Act. A Participant's election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Administrator, and shall be delivered to the Corporation prior to the Tax Date with respect to the exercise of an Option.

VI.     AGGREGATE  LIMITATION  ON  SHARES  OF  COMMON  STOCK.
        ----------------------------------------------------

     6.1     Number  of  Shares  of Common Stock.   Shares of Common Stock which
             -----------------------------------
may be issued pursuant to Options granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock. The number of shares of Common Stock which may be issued under this Plan shall not exceed a total of 1,000,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 6.2. Further, the Options granted to all Participants during a single calendar year shall be limited so that such Options shall in no event cover more than a maximum of 200,000 shares of Common Stock (subject to such adjustments as may be made pursuant to Section 6.2).

          For purposes of this Section 6.1, upon the exercise of an Option, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Participant, exclusive of any shares withheld for payment of taxes.

          Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires shall again be available for issuance under the Plan.

     6.2     Adjustments  of  Stock.  The  Administrator  shall  proportionately
             ----------------------
adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan and the Option Price of such Options, in the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, and make any and all other adjustments deemed appropriate by the Administrator to prevent substantial dilution or enlargement of the rights granted to any Participant.

          New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options outstanding under the Plan may be assumed by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Option.

     6.3     Dissolution  or  Merger.  Upon  dissolution  or  liquidation of the
             ------------------------
Corporation, or upon a merger or consolidation in which the Corporation is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under this Plan to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

VII.     MISCELLANEOUS.
         -------------

     7.1     General  Restriction.  Any  Option granted under this Plan shall be
             --------------------
subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option, or the issuance of Common Stock in satisfaction thereof, such Option or Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Administrator.

     7.2     Investment  Representation.  If the Administrator determines that a
             --------------------------
written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Administrator may demand that the Participant deliver to the Corporation at the time of any exercise of any Option, any written representation that Administrator determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Administrator makes such a demand, delivery of a written representation satisfactory to the Administrator shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

     7.3     No  Right  to Employment.  Nothing in this Plan or in any agreement
             ------------------------
entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participating employee.

     7.4     Non-Uniform  Determinations.  The  Administrator's  determinations
             ---------------------------
under this Plan (including, without limitation, its determinations of the persons to receive Options, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

     7.5     No Rights as Stockholders.  Participants granted Options under this
             -------------------------
Plan shall have no rights as stockholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

     7.6     Transfer  Restrictions.  The Administrator's may determine that any
             ----------------------
Common Stock to be issued by the Corporation upon the exercise of Options shall be subject to such further restrictions upon transfer as the Administrator determines to be appropriate.

     7.7     Fractional  Shares.  The Corporation shall not be required to issue
             ------------------
any fractional Common Shares pursuant to this Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.

VIII.     ADMINISTRATION.
          --------------

          (a) The Plan shall be administered by the Board of Directors unless the Board has delegated its authority to a Committee consisting of such members as may be appointed by the Board of Directors from time to time. Notwithstanding the preceding sentence, the Board of Directors may delegate its authority with respect to Named Executive Officers only to the Compensation Committee. With respect to other Participants, the members of the Committee need not be members of the Board of Directors, and shall serve at the pleasure of the Board of Directors.

          (b) Except as provided in Section 3.2, the Committee shall have the authority, in its sole discretion, from time to time: (i) to grant Options, to officers, key employees, and Consultants of the Company, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; (iii) to determine the periods during which Options may be exercised as it may deem appropriate; (iv) to modify, cancel, or replace any prior Options and to amend the relevant Option Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and
(v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the imple-mentation and administration of the Plan. With respect to any Named Executive Officer, this authority shall be transferred to the Compensation Committee, or may be exercised by the Board of Directors subject to the condition that the express approval of the Compensation Committee must be obtained.

          (c) All actions taken by the Board of Directors or Committee shall be final, conclusive and binding upon any eligible employee. No member of the Board of Directors or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

          (d) Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Corporation or any Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant, counsel, or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made by him or her in good faith.

IX.     AMENDMENT  AND  TERMINATION.
        ---------------------------

     9.1     Amendment  or  Termination of the Plan.  The Board of Directors may
             --------------------------------------
at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable; provided, however the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, or the stockholder approval requirements imposed on the Corporation by the listing rules of any stock exchange on which the Common Stock is listed. The termination or amendment of this Plan shall not, without the consent of the Participant, affect such Participant's rights under an award previously granted.

     9.2     Term  of  Plan.  Unless  previously  terminated pursuant to Section
             --------------
9.1, the Plan shall terminate on the tenth anniversary of the date on which the Plan became effective, and no Options may be granted on or after such date.